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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 APRIL 28, 2000



                               NEOFORMA.COM, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                    000-28715                        77-0424252
---------------              ----------------             ----------------------
(State or other              (Commission File                (I.R.S. Employer
jurisdiction of                   Number)                 Identification Number)
 incorporation)


                  3255-7 Scott Boulevard, Santa Clara, CA 95054
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (408) 654-5700

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Item 2. Acquisition of Assets

     On April 28, 2000, the Registrant acquired EquipMD, Inc. ("EquipMD"), pursuant to an Agreement and Plan of Merger, dated as of March 24, 2000 (the "Agreement"). Under the terms of the Agreement, EquipMD's shareholders received an aggregate of 4,374,066 shares of the Registrant's Common Stock, and EquipMD's optionholders received the right to purchase 1,075,502 shares of the Registrant's Common Stock pursuant to the EquipMD options that were assumed. The consideration given was determined by arms'-length negotiations between the parties. Prior to execution of the Agreement, there was no material relationship between EquipMD and the Registrant or any of its affiliates, any director or officer of the Registrant, or any or any associate of any such director or officer.

     A copy of the press release announcing the closing of the acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          The required financial statements will be filed by June 27, 2000.

     (b)  Pro Forma Financial Information.

          The required pro forma financial statements will be filed by June 27, 2000.

     (c)  Exhibits:

          Exhibit 99.1  Press release announcing the execution of the Agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEOFORMA.COM, INC.


                                        By: /s/ Frederick J. Ruegsegger
                                           -------------------------------------
                                           FREDERICK J. RUEGSEGGER
                                           Chief Financial Officer and Secretary

Dated: May 3, 2000